Exhibit 99.1    Citizens First Corporation Announces Fourth Quarter and Year-End 2015 Results

NEWS For Immediate Release
Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY, Jan. 21, 2016 - Citizens First Corporation (NASDAQ: CZFC) today reported results for the fourth quarter and year ending December 31, 2015, which include the following:

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For the quarter ended December 31, 2015, the Company reported net income of $1.15 million, or $0.45 per diluted common share. This represents an increase of $376,000, or $0.14 per diluted common share from the linked quarter ended September 30, 2015 and an increase of $264,000, or $0.10 per diluted common share, from the quarter ended December 31, 2014. "Growth in average loan balances, steady margins, and expense control drove fourth quarter profitability," said Todd Kanipe, President and CEO. "Asset quality also contributed as non-performing assets continued their positive trend, helping keep credit costs low."

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For the year ended December 31, 2015, net income totaled $3.61 million, or $1.40 per diluted common share. This represents an increase of $366,000, or $0.11 per diluted common share, from the net income of $3.24 million in the previous year. "Our strategy of targeted loan and deposit growth produced a second consecutive year of record profitability and our fourth in five years," Kanipe added. "These earnings enabled continued execution of our capital plan. During 2015 we retired all warrants associated with TARP, resumed a common dividend, and continued to improve the tangible book value of our company."

•
Non-performing assets totaled $637,000, or 0.15% of total assets, at December 31, 2015 compared to $1.36 million, or 0.33% of total assets at December 31, 2014, a decrease of $728,000. Non-performing assets decreased $376,000 from the linked quarter ended September 30, 2015.

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The Company's net interest margin was 3.94% for the quarter ended December 31, 2015 compared to 3.84% for the linked quarter ended September 30, 2015, and 3.94% for the quarter ended December 31, 2014, an increase of 10 basis points for the linked quarter and unchanged from the prior year. The Company's net interest margin improved from the linked quarter due primarily to a reduction in the cost of interest-bearing liabilities.

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Total loans increased 3.9% to $330.8 million at December 31, 2015 compared to $318.5 million at December 31, 2014. Total deposits increased 8.4% to $370.4 million at December 31, 2015 compared to $341.8 million at December 31, 2014.

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Shares of CZFC closed at $13.74 as of December 31, 2015, an increase of 15.5% from the closing price of $11.90 at December 31, 2014, and an increase of 39.4% from the closing price of $9.86 at December 31, 2013.

Fourth Quarter 2015 Compared to Third Quarter 2015

•	Net interest income increased $118,000, or 3.1%, due to an increase in average loan balances for the quarter.

•
Non-interest income increased $81,000, or 9.6%, primarily due to a gain on the sale of loans included in other non-interest income of $95,000 and to a gain on the sale of investment securities of $68,000, partially offset by declines in non-deposit brokerage fees and service charges on deposits.

•	Non-interest expense decreased $311,000, or 8.8%, compared to the previous quarter, primarily due to the $262,000 loss on disposal of a former branch facility which occurred in the third quarter.

Fourth Quarter 2015 Compared to Fourth Quarter 2014

•	Net interest income increased $151,000, or 4.1%, as the volume of earning assets increased from the prior year.

•
Non-interest income increased $184,000, or 25.0%, primarily due to a gain on the sale of loans included in other non-interest income of $95,000 and an increase in the gain on the sale of investment securities of $47,000.

•
Non-interest expense decreased $3,000, or 0.1%, primarily due to a decrease in core deposit intangible expense and franchise tax expense of $64,000 and $61,000, respectively, partially offset by an increase in personnel expenses of $42,000.

Balance Sheet at December 31, 2015

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Total assets increased $19.4 million, or 4.7%, from December 31, 2014 to December 31, 2015 due primarily to a growth in outstanding loans. Average assets year-to-date increased 3.6%, or $14.9 million from December 31, 2014. Average interest earning assets year-to-date increased 4.1%, or $15.8 million, from December 31, 2014.

•
Stockholders' equity increased $1.1 million, or 2.8%, from December 31, 2014 to December 31, 2015. During 2015, the Company repurchased the 254,218 warrants issued in 2008 to the US Treasury as part of its participation in the US Treasury's Capital Purchase Program for $1.7 million. The tangible common equity ratio declined slightly to 6.43% as of December 31, 2015 compared to 6.45% at December 31, 2014 due to the warrants redemption. The Company paid a cash dividend of $.08 per common share in the fourth quarter of 2015, which marks the first common dividend paid since December, 2008.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company's current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, a continuation or worsening of the current disruption in credit and other markets, goodwill impairment, overall loan demand, increased competition in the financial services industry which could negatively impact the Company's ability to increase total earning assets, and the retention of key personnel.  Actions by the Department of the Treasury and federal and state bank regulators in response to changing economic conditions, changes in interest rates, loan prepayments by and the financial health of the Company's borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited) In thousands, except per share data and ratios
Consolidated Statement of Income:
	Three Months Ended
	Dec 31	Sept 30	June 30	March 31	Dec 31
	2015	2015	2015	2015	2014
Interest income	$4,494	$4,415	$4,469	$4,306	$4,370
Interest expense	623	662	678	644	650
Net interest income	3,871	3,753	3,791	3,662	3,720

Provision (credit) for loan losses	(65)	-	120	80	-

Non-interest income:
Service charges on deposits	360	386	358	317	339
Other service charges and fees	260	187	176	135	138
Gain on sale of mortgage loans	63	60	79	31	39
Non-deposit brokerage fees	82	103	87	92	90
Lease income	43	59	70	73	63
BOLI income	45	45	46	45	47
Securities gains	68	-	10	-	21
Total	921	840	826	693	737

Non-interest expenses:
Personnel expense	1,648	1,650	1,589	1,648	1,606
Net occupancy expense	464	495	493	528	483
Advertising and public relations	80	75	123	52	73
Professional fees	176	183	187	164	142
Data processing services	262	262	238	239	242
Franchise shares and deposit tax	96	146	145	146	157
FDIC insurance	61	61	63	59	63
Core deposit intangible amortization	18	18	17	18	82
Postage and office supplies	43	55	52	40	43
Other real estate owned expenses	52	6	29	7	25
Loss on branch disposal	-	262	-	-	-
Other	319	317	310	302	306
Total	3,219	3,530	3,246	3,203	3,222

Income before income taxes	1,638	1,063	1,251	1,072	1,235
Provision for income taxes	487	288	352	290	348
Net income	1,151	775	899	782	887

Dividends on preferred stock	131	131	130	128	131
Net income available for common shareholders	$1,020	$644	$769	$654	$756
Basic earnings per common share	$0.52	$0.33	$0.39	$0.33	$0.38
Diluted earnings per common share	$0.45	$0.31	$0.35	$0.29	$0.35

Consolidated Financial Highlights (Unaudited) In thousands, except per share data and ratios

Key Operating Statistics:

	Three Months Ended

	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Average assets	$430,174	$428,331	$434,003	$428,210	$414,852
Average earning assets	399,055	396,906	403,814	397,920	384,050
Average loans	329,131	319,053	319,758	321,028	313,888
Average interest-bearing deposits	316,979	321,643	327,010	316,558	298,101
Average deposits	365,401	366,627	370,820	360,240	341,128
Average borrowed funds	23,179	20,696	23,022	26,967	33,366
Average equity	39,181	38,516	38,180	39,029	38,249
Average common equity	31,522	30,857	30,521	31,370	30,590

Return on average assets	1.06%	0.72%	0.83%	0.74%	0.85%
Return on average equity	11.66%	7.97%	9.44%	8.13%	9.20%

Efficiency ratio	66.91%	75.43%	69.14%	72.06%	71.19%
Non-interest income to average assets	0.85%	0.78%	0.76%	0.66%	0.70%
Non-interest expenses to average assets	2.97%	3.27%	3.00%	3.03%	3.08%
Net overhead to average assets	2.12%	2.49%	2.24%	2.38%	2.36%
Yield on loans	4.97%	5.04%	5.15%	4.99%	5.06%
Yield on investment securities (TE)	2.84%	2.79%	2.85%	2.88%	2.75%
Yield on average earning assets (TE)	4.55%	4.50%	4.53%	4.48%	4.61%
Cost of average interest bearing liabilities	0.73%	0.77%	0.78%	0.76%	0.78%
Net interest margin (TE)	3.94%	3.84%	3.85%	3.82%	3.94%
Number of FTE employees	98	98	99	95	97

Asset Quality Indicators:
Non-performing loans to total loans	0.16%	0.25%	0.33%	0.38%	0.37%
Non-performing assets to total assets	0.15%	0.24%	0.29%	0.34%	0.33%
Allowance for loan losses to total loans	1.49%	1.53%	1.59%	1.55%	1.53%
YTD net charge-offs to average loans, annualized	0.03%	0.03%	0.06%	0.02%	0.01%
YTD net charge-offs	104	64	102	18	43

Consolidated Financial Highlights (Unaudited) In thousands, except per share data and ratios

	Twelve Months Ended

	December 31	December 31
	2015	2014
Interest income	$17,684	$17,135
Interest expense	2,607	2,709
Net interest income	15,077	14,426

Provision for loan losses	135	275

Non-interest income:
Service charges on deposits	1,421	1,196
Other service charges and fees	758	630
Gain on sale of mortgage loans	233	190
Non-deposit brokerage fees	364	301
Lease income	245	288
BOLI income	181	188
Securities gains	78	95
Total	3,280	2,888

Non-interest expenses:
Personnel expense	6,535	6,138
Occupancy expense	1,980	1,945
Advertising and public relations	330	323
Professional fees	710	581
Data processing services	1,001	973
Franchise shares and deposit tax	533	594
FDIC insurance	244	287
Core deposit intangible amortization	71	330
Postage and office supplies	190	207
Other real estate owned expenses	94	92
Loss on branch disposal	262	-
Other	1,248	1,088
Total	13,198	12,558

Income before income taxes	5,024	4,481
Provision for income taxes	1,417	1,240
Net income	3,607	3,241

Dividends on preferred stock	520	521
Net income available for common shareholders	$3,087	$2,720
Basic earnings per common share	$1.57	$1.38
Diluted earnings per common share	$1.40	$1.29

Consolidated Financial Highlights (Unaudited) In thousands, except per share data and ratios

Key Operating Statistics:

	Twelve Months Ended
	December 31	December 31
	2015	2014

Average assets	$430,180	$415,327
Average earning assets	399,420	383,617
Average loans	322,256	307,256
Average interest-bearing deposits	320,551	303,609
Average deposits	365,788	345,342
Average borrowings	23,488	30,895
Average equity	38,726	37,079
Average common equity	31,067	29,295

Return on average assets	0.84%	0.78%
Return on average equity	9.32%	8.74%

Efficiency ratio	70.84%	71.51%
Non-interest income to average assets	0.76%	0.70%
Non-interest expenses to average assets	3.07%	3.02%
Net overhead to average assets	2.31%	2.33%
Yield on loans	5.04%	5.12%
Yield on investment securities (TE)	2.84%	2.87%
Yield on average earning assets (TE)	4.52%	4.56%
Cost of average interest bearing liabilities	0.76%	0.81%
Net interest margin (TE)	3.86%	3.85%

Consolidated Financial Highlights (Unaudited) In thousands, except per share data and ratios

Consolidated Statement of Condition:	As of	As of	As of
	December 31,	December 31,	December 31,
	2015	2014	2013
Cash and due from financial institutions	$8,865	$7,962	$8,572
Federal funds sold	6,390	3,360	28,490
Interest-bearing deposits in other financial institutions	2,728	-	-
Available for sale securities	60,200	58,986	51,633
Loans held for sale	-	-	-
Loans	330,782	318,477	295,068
Allowance for loan losses	(4,916)	(4,885)	(4,653)
Premises and equipment, net	9,998	10,758	11,054
Bank owned life insurance (BOLI)	8,174	7,993	7,806
Federal Home Loan Bank Stock, at cost	2,025	2,025	2,025
Accrued interest receivable	1,680	1,527	1,554
Deferred income taxes	1,328	1,479	2,279
Intangible assets	4,362	4,433	4,762
Other real estate owned	100	198	833
Other assets	465	501	752
Total Assets	$432,181	$412,814	$410,175

Deposits:
Noninterest bearing	$48,522	$41,975	$39,967
Savings, NOW and money market	168,335	148,935	143,602
Time	153,531	150,874	159,382
Total deposits	$370,388	$341,784	$342,951
FHLB advances and other borrowings	15,000	25,500	22,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	213	231	243
Other liabilities	2,056	1,851	1,634
Total Liabilities	392,657	374,366	371,828
6.5% Cumulative preferred stock	7,659	7,659	7,659
Series A preferred stock	-	-	3,266
Common stock	25,406	27,072	27,072
Retained earnings	6,304	3,373	653
Accumulated other comprehensive income (loss)	155	344	(303)
Total Stockholders' Equity	39,524	38,448	38,347
Total Liabilities and Stockholders' Equity	$432,181	$412,814	$410,175

Consolidated Financial Highlights (Unaudited) In thousands, except per share data and ratios

	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Consolidated Capital Ratios:
Tangible equity ratio (1)	8.22%	8.33%	8.28%	9.08%
Tangible common equity ratio (1)	6.43%	6.45%	5.59%	5.55%
Book value per common share	$16.18	$15.64	$13.93	$13.91
Tangible book value per common share (1)	$13.97	$13.39	$11.51	$11.32
End of period common share closing price	$13.74	$11.90	$9.86	$8.78
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(1) The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks. The ratio and per share amount have been included to facilitate a greater understanding of the Company's capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Regulation G Non-GAAP Reconciliation:
Total shareholders' equity (a)	$39,524	$38,448	$38,348	$41,566
Less:
Preferred stock	(7,659)	(7,659)	(10,925)	(14,178)
Common equity (b)	31,865	30,789	27,423	27,388
Goodwill	(4,097)	(4,097)	(4,097)	(4,097)
Intangible assets	(265)	(336)	(665)	(997)
Tangible common equity (c)	27,503	26,356	22,661	22,294
Add:
Preferred stock	7,659	7,659	10,925	14,178
Tangible equity (d)	$35,162	$34,015	$33,586	$36,472

Total assets (e)	$432,181	$412,814	$410,175	$406,556
Less:
Goodwill	(4,097)	(4,097)	(4,097)	(4,097)
Intangible assets	(265)	(336)	(665)	(997)
Tangible assets (f)	$427,819	$408,381	$405,413	$401,462
Shares outstanding (in thousands) (g)	1,969	1,969	1,969	1,969

Book value per common share (b/g)	$16.18	$15.64	$13.93	$13.91
Tangible book value per common share (c/g)	$13.97	$13.39	$11.51	$11.32
Total shareholders' equity to total assets ratio (a/e)	9.15%	9.31%	9.35%	10.22%
Tangible equity ratio (d/f)	8.22%	8.33%	8.28%	9.08%
Tangible common equity ratio (c/f)	6.43%	6.45%	5.59%	5.55%